Exhibit 99.1

Annual Meeting December 7, 2006

North American Gross Margin Dollars have increased annually over the last few years driven primarily by pricing and changes in product mix 2003 2004 2005 2006 Actual 36.424 43.906 46.282 56.12

European Gross Margin Dollars have continued to grow. 2006's advance was primarily driven by volume 2003 2004 2005 2006 Actual 123.881 139.577 146.357 163.826

Special One-Time Large P&L Items 2006 (total of $7.3 million unfavorable) Reported Outside $0.5 million gain from insurance policy ($1.2) million net tax audit provision ($5.0) million loss on extinguishment of debt ($2.2) million tax loss on repatriation of dividends $0.6 million benefit - termination of Euro supply agreements 2005 (total of $5.9 million favorable) $0.5 million gain - sale of French office $1.0 million gain - change US distribution $4.4 million gain reversal of Mex/Can tax provisions

Strong 2006 full year operating profit growth over 2005 was offset by costs to refinance debt Net Income LY Gross Margin Tot Selling Exp Tot Admin Exp Net Interest Other Income FX Gain/(Loss) Debt refi/Other Taxes Net Income Base 32.093 32.093 59.027 48.718 48.054 48.054 48.997 44.904 32.662 32.662 Data Point to Graph 27.307 0.373 10.308 0.665 0.944 0.688 4.781 12.242 0 Labels 27.307 -0.373 -10.308 -0.665 0.944 0.688 -4.781 -12.242

Automotive Packaging Appliance Recreation, Lawn/Garden Building & Construction, Industrial Miscellaneous & Tolling Automotive Packaging Appliance Recreation B&C Misc. 51 11 10 6 2 12 North American Market Distribution Aug. 2000

Automotive Packaging Appliance Recreation / Lawn/Garden Building & Construction Industrial Miscellaneous & Tolling Automotive Packaging Appliance Recreation B&C Misc. 37 24 13 6 7 13 North American Market Distribution Aug. 2006

The Company's reliance on the automotive market has declined over time 2002 2003 2004 2005 2006 Automotive 0.24 0.24 0.22 0.18 0.17 Packaging 0.38 0.39 0.36 0.37 0.36 Other 0.38 0.35 0.42 0.45 0.47

The Invision product is a new multi-layer of sheet leveraging Schulman's manufacturing base and technical abilities A. Schulman's Materials Layer 1 Ionomer Clear Coat Layer 2 Ionomer Color Layer 3 Adhesive Layer 4 TPO/Other Substrate Protective Layer can be added if needed

Invision A major innovation resulting from Product Technology Center and Color Technology Center collaboration Leverages compounding and color-matching capabilities Potential high-growth markets include automotive, recreational vehicles, lawn care and appliances Four(4) Patents Pending Commercial production expected to start in spring/summer 2007 Greenfield manufacturing plant to be built in Findlay, OH

The first production line in Sharon Center is coming along and should be up and running in Spring/Summer 2007

Invision Manufacturing Facility (Findlay, Ohio Concept)

Global Technical Centers support specific customer needs

Past Cost Reduction Programs Completed: Improved North American operations by eliminating 35% of excess manufacturing capacity and 33% headcount Reduction Closed 10 sales offices and consolidated order management in Akron Continued process to rigorously review and control expenses Consolidated all freight and warehousing with single service provider

Cost reduction 2007 Initiatives 2007: Manufacturing organization focusing on reducing cost per pound irrespective of volume Headcount reductions in Texas and Ohio manufacturing and distribution facilities Inventory reduction project in North America Purchasing organization targeting significant savings

Most Recent North American Cost Reductions (Nov 2006) N.A. Headcount Reduction 60 Employees (Orange, Tx & Bellevue, Oh) N.A. Capacity Reduction Approximately 17 millions lbs Cost Savings: $4 million Annually

14 Manufacturing Sites
(Around the Globe)

Automotive Marketing/Engineering Center
Detroit, MI

Corporate Office
Akron, OH

Product Technology Center
Sindorf, Germany

Product Technology Center
Akron, OH

Product/Color Technology Center
Bornem, Belgium

Color Technology Center
Sharon Center, OH

Color Master Studio
Bellevue, OH



Plants - North America:
- Orange, TX
- Nashville, TN
- Bellevue, OH
- Sharon Center, OH
- St. Thomas, Ontario, Can.
- San Luis Potosi, Mexico

Capacity: ~ 444 Million lbs.

Invision
- Sharon Center, OH

Capacity: ~ 3.6 Million Sq Ft

Plants - Europe:
- Bornem, Belgium
- Crumlin, Wales
- Givet, France
- Gorla, Italy
- Sindorf, Germany
- **Poland**

Capacity: ~591 Million lbs.

Plants – European Segment in Asia:
- East Java, Indonesia
- **China**

Capacity: ~90 Million lbs.

New Facilities Poland Total Capacity - 3MM lbs./yr. PolyBatch(r) Concentrates China Total Capacity - 42MM lbs./yr. PolyBatch(r) Concentrates Engineered Resins

A key metric for the Company is the total shareholder return total shareholder return total shareholder return Note: Information provided by Mercer Consulting

Thank You ! A. SCHULMAN, INC. www.aschulman.com